UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 11, 2009
THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24799 (Commission File Number)	52-2056410 (IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia (Address of principal executive offices)	22209 (Zip Code)

Registrant’s telephone number, including area code:	(571) 303-3000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance On Previously Issued Financial Statements or an Audit Related Report or Completed Interim Review
On March 11, 2009, management of The Corporate Executive Board Company (the “Company”) and the Audit Committee of the Company’s Board of Directors (the “Committee”) concluded that the Company’s 2008 financial statements and the related reports of the Company’s independent registered public accounting firm, Ernst & Young LLP, on (i) the consolidated financial statements as of and for the year ended December 31, 2008 and (ii) internal control over financial reporting at December 31, 2008, should no longer be relied upon. This conclusion was reached because the Company determined that it had incorrectly accounted for rent expense for its Arlington, Virginia headquarters in its 2008 consolidated financial statements, including all interim periods contained therein. The Company is diligently working to prepare and file, as soon as possible, an amended Annual Report on Form 10-K/A that will contain restated 2008 consolidated financial statements as well as revised information for the interim periods. As part of the restatement, the Company also will record an adjustment to increase the fourth quarter impairment loss related to intangible assets. This adjustment was evaluated by the Company, and subsequently assessed by the Company’s independent registered public accounting firm, to be immaterial to the 2008 financial statements, and will be recorded in conjunction with the lease expense restatement.
The adjustment to rent expense, which did not affect operating cash flows, results from scheduled rent increases in the Company’s headquarters lease. The scheduled rent increases, which are calculated pursuant to a formula and are capped at 1.85% per year through 2017, and 2% per year thereafter, previously had been evaluated as contingent increases that would not be reflected in the Company’s financial statements until actually incurred. In connection with the March 2009 rent payment, management re-evaluated the lease terms and concluded that the rent increases should have been accounted for as fixed increases, which are required to be accrued on a straight-line basis over the twenty-year life of the lease. The adjustment will result in the accrual of additional rent expense of approximately $5.7 million in 2008.
During the fourth quarter of 2008, the Company completed an impairment test of goodwill and other intangible assets, and identified and recorded an impairment loss of $23.2 million related to the Information Technology Toolbox, Inc. (now doing business as Toolbox.com) acquisition. In restating the 2008 financial statements, the Company will increase the impairment loss associated with amortizable intangible assets by approximately $4.2 million.
In preparing the amended Annual Report on Form 10-K/A, management also will review its conclusion regarding the effectiveness of internal control over financial reporting as of December 31, 2008. Management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Item 7.01.	Regulation FD Disclosure
Management will evaluate 2009 guidance across the year in connection with the announcement of quarterly earnings, and will take into account the impact of the matters discussed above in Item 4.02.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 13, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company
(Registrant)
Date: March 13, 2009	By:	/s/ Chao Liu
Chao Liu
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)